EXHIBIT 99.2

Business Bancorp
1248 Fifth Avenue
San Rafael, California 94901

                        , 2003

To: Shareholders of Business Bancorp:

        Enclosed for your attention are two envelopes, one of which is WHITE and the other GREEN. They contain important information about your rights as a shareholder of Business Bancorp in the transaction briefly described below.

WHITE ENVELOPE	WHITE ENVELOPE	WHITE ENVELOPE

•	The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California have agreed on a merger, which would result in Business Bancorp and Business Bank of California merging with and into Union Bank of California, N.A., a wholly-owned subsidiary of UnionBanCal Corporation, with Union Bank of California, N.A. being the surviving entity.
•
Business Bancorp will hold a special shareholders' meeting to consider and vote on the merger proposal. The transaction is described in the enclosed proxy statement/prospectus (in WHITE envelope). Please carefully read the proxy statement/prospectus.
•
As soon as possible, please complete, date, sign and return the enclosed proxy card (in WHITE envelope). An envelope is enclosed for your convenience in returning the proxy card (in WHITE envelope). If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. The proxy may be revoked at any time prior to its exercise.

GREEN ENVELOPE	GREEN ENVELOPE	GREEN ENVELOPE

•	In the merger, each of your shares of Business Bancorp outstanding at the closing of the merger will be converted into the right to receive merger consideration in the form of cash or a fraction of a share of UnionBanCal Corporation common stock. The determination of the actual value of the merger consideration is described in detail in the enclosed proxy statement/prospectus.
•
You are entitled to indicate, subject to proration and other factors described in the proxy statement/prospectus, your preference of receiving merger consideration for each of your shares in cash or a fraction of a share of UnionBanCal Corporation common stock.
•
To indicate your preference, complete the enclosed letter of transmittal/election form (in GREEN envelope) and return it along with your Business Bancorp stock certificate(s) as described in the letter of transmittal/election form (in GREEN envelope). An envelope is enclosed for your convenience in returning these materials (in GREEN envelope).
•
Computershare Trust Company of New York, the exchange agent, must receive your stock certificates and your properly completed letter of transmittal/election form by 5:00 p.m. Eastern Time on January , 2004 in order for your choices as to the form of consideration you prefer to be considered with those of the other shareholders.

        If you have any questions regarding this material, please contact the Information Agent as follows:

MacKenzie Partners, Inc.
 CALL TOLL-FREE (800) 322-2885
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
E-mail: proxy@mackenziepartners.com

Sincerely,

Alan J. Lane Chief Executive Officer

        To be effective, this Letter of Transmittal/Election Form must be received by the Exchange Agent (identified below) no later than 5:00 p.m., Eastern Time, on January    , 2004, the last business day preceding the date of the Business Bancorp special shareholders' meeting that is being held to vote on adoption of the Merger Agreement, together with (1) the certificate(s) representing all shares of Business Bancorp common stock to which this Letter of Transmittal/Election Form relates or (2) a properly completed Guarantee of Delivery with respect to the certificate(s). Delivery of shares of Business Bancorp common stock may also be made by book-entry transfer to the Exchange Agent's account at the Depository Trust Company ("DTC"). See General Instruction 15.

LETTER OF TRANSMITTAL / ELECTION FORM

to accompany certificate(s) representing shares of
common stock, no par value per share, of
BUSINESS BANCORP

Please carefully read and follow the accompanying instructions and deliver to:

Computershare Trust Company of New York, the Exchange Agent

by mail:	by hand:	by overnight courier:
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005
Facsimile Transmission: (212) 701-7636 (Eligible Institutions Only)

        For further information: call the Exchange Agent toll free at (800) 245-7630

DESCRIPTION OF BUSINESS BANCORP COMMON STOCK SURRENDERED

Names of Record Holder(s) as Shown on the Certificate(s) and Address(es) of Such Record Holder(s)*	Certificate(s) Being Surrendered (Attach Additional List if Necessary)

	Certificate Number**	Number of Shares Represented by Each Certificate (or Covered by a Guarantee of Delivery)

Total Shares

*	For a delivery using the Guarantee of Delivery procedures, please fill in exactly as name(s) will appear on the certificate(s) when delivered.
**	Certificate numbers are not required if certificates will be delivered using the Guarantee of Delivery procedures.

        Pursuant to the Agreement and Plan of Merger and Reorganization dated as of September 25, 2003 (as the same may be amended from time to time, the "Merger Agreement"), by and among Business Bank of California, Business Bancorp, Union Bank of California, N.A. and UnionBanCal Corporation, the undersigned hereby surrenders to the Exchange Agent the certificate(s) representing shares (and associated Company Rights, as defined in the Merger Agreement) of common stock, no par value per share, of Business Bancorp owned of record by the undersigned as set forth herein, and hereby elects, in the manner indicated below, to have the Business Bancorp common stock (and associated Company Rights, as defined in the Merger Agreement) evidenced by that certificate(s) converted into the right to receive the merger consideration in the form of common shares of UnionBanCal Corporation ("Stock Consideration"), cash ("Cash Consideration") or a combination of the two.

        If the undersigned does not mark one of the election boxes below, the undersigned will be deemed to have indicated no preference as to the receipt of Cash Consideration or Stock Consideration (a "Non-Election") and will receive merger consideration based on the results of the allocation procedures set forth in the Merger Agreement and described in the accompanying proxy statement/prospectus under "The Merger Agreement—Conversion of Business Bancorp common stock."

        The undersigned understands that the Election is subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the accompanying proxy statement/prospectus. A copy of the Merger Agreement is attached to the proxy statement/prospectus as Annex A. These terms, conditions and limitations include, but are not limited to, the fact that pursuant to the allocation procedures described in the proxy statement/prospectus and set forth in the Merger Agreement, holders who elect Cash Consideration or indicate no preference as to the receipt of Cash Consideration or Stock Consideration may be subject to a proration process in which a holder receives for such holder's Business Bancorp shares an aggregate amount of Cash Consideration and Stock Consideration other than which such holder has elected. All Elections are subject to the allocation procedures set forth in Section 1.4 of the Merger Agreement. The allocation procedure is described in the proxy statement/prospectus under "The Merger Agreement—Conversion of Business Bancorp common stock." Holders of Business Bancorp common stock are urged to read the Merger Agreement and the proxy statement/prospectus in their entirety before completing this Letter of Transmittal/Election Form.

        The undersigned understands that the terms pursuant to which the merger will be effected in accordance with the Merger Agreement, including the amount and form of consideration to be received by holders of Business Bancorp common stock, the effect of the Merger Agreement (including the extinguishing of all rights under the Business Bancorp Rights Agreement, as defined in the Merger Agreement), and certain conditions to the consummation of the Merger, are summarized in the proxy statement/prospectus, and those terms and conditions are set forth in the Merger Agreement. The undersigned also understands that different tax consequences may be associated with each of the election options, and the undersigned is aware that those consequences are summarized in general terms in the accompanying proxy statement/prospectus under "The Merger—Certain federal income tax consequences."

        None of the parties to the Merger Agreement or their respective boards of directors makes any recommendation as to whether holders of Business Bancorp common stock should elect to receive the Cash Consideration, the Stock Consideration or a combination thereof in exchange for their Business Bancorp common stock. Each shareholder must make his or her own decision with respect to that election.

        The undersigned hereby makes the following election for the undersigned's shares of Business Bancorp common stock owned of record and surrendered herewith, and understands that such election includes the extinguishing of all Company Rights, as defined in the Merger Agreement, associated with such common stock:

ELECTION

Check one of the boxes below:

☐
Stock Election for All Shares

☐
Cash Election for All Shares

☐
Mixed Election—Convert:            shares of Business Bancorp common stock into Cash Consideration; and all remaining shares of Business Bancorp common stock into Stock Consideration

        The undersigned may be deemed to have made a Non-Election if, with respect to any shares of Business Bancorp common stock held by the undersigned:

          (a)   None of the above Elections is made; or

          (b)   More than one of the above Elections is made; or

          (c)   The undersigned fails to follow the instructions in this Letter of Transmittal/Election Form (including failure to submit share certificate(s), confirmation of a book-entry transfer of the shares into the Exchange Agent's account at DTC or a Guarantee of Delivery) or otherwise fails to properly make an election; or

          (d)   A completed Letter of Transmittal/Election Form (including submission of the holder's share certificate(s), confirmation of a book-entry transfer of the shares at DTC or a Guarantee of Delivery) is not received by the Exchange Agent by 5:00 p.m., Eastern Time on                        , 2004, the last business day preceding the date of the Business Bancorp special shareholders'

  meeting that is being held to vote on adoption of the Merger Agreement (the "Election Deadline"); or

          (e)   The undersigned returns this Letter of Transmittal/Election Form with a Guarantee of Delivery, but does not deliver the share certificate(s) representing the shares for which the Election is being made, or such shares are not the subject of a confirmation of a book-entry transfer of the shares into the Exchange Agent's account at DTC, within three New York Stock Exchange trading days after the Election Deadline.

        In order to receive the merger consideration:

    (i)
    this Letter of Transmittal/Election Form must be completed and signed in the space in the box on page    labeled "Shareholder(s) Sign Here;"

    (ii)
    the undersigned must complete and sign the Substitute Form W-9; and

    (iii)
    this Letter of Transmittal/Election Form along with the Substitute Form W-9 must be mailed or delivered with the holder's share certificate(s) or a Guarantee of Delivery to the Exchange Agent, to either of the addresses (or the facsimile number solely with respect to a Guarantee of Delivery) set forth above.

Delivery of Business Bancorp common stock may also be made by book-entry transfer of the shares to the Exchange Agent's account at DTC. In order to properly make an Election, the Letter of Transmittal/Election Form and other required documents must be received by the Exchange Agent prior to the Election Deadline. If this Letter of Transmittal/Election Form is not completed and received by the Exchange Agent pursuant to the instructions herein prior to the Election Deadline, the undersigned will be deemed to have made a Non-Election.

        Business Bank of California, Business Bancorp, Union Bank of California, N.A. and UnionBanCal Corporation will notify the Exchange Agent of any extension of the Election Deadline by oral notice (promptly confirmed in writing) or written notice, and will make a press release or other public announcement of that extension prior to 9:00 a.m., Eastern Time on the next business day following the previously scheduled Election Deadline.

        The undersigned hereby acknowledges receipt of the proxy statement/prospectus, the Business Bancorp Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2002 and the Business Bancorp Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and further agrees that all Elections, instructions and orders in this Letter of Transmittal/Election Form are subject to the terms and conditions of the Merger Agreement, the proxy statement/prospectus and the instructions applicable to this Letter of Transmittal/Election Form. The undersigned hereby represents and warrants that the undersigned is, as of the date hereof, and will be, as of the effective time of the Merger, the record holder of the shares of Business Bancorp common stock represented by the share certificate(s) surrendered herewith, with good title to those shares and full power and authority (i) to sell, assign and transfer those shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (ii) to make the Election indicated herein. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of those shares.

        The undersigned hereby irrevocably appoints the Exchange Agent, as agent of the undersigned, to effect the exchange pursuant to the Merger Agreement and the instructions hereto. The undersigned hereby authorizes and instructs the Exchange Agent to deliver the certificate(s) covered hereby, and to receive on the undersigned's behalf, in exchange for the Business Bancorp common stock represented by that certificate(s), any check and/or any certificate(s) for UnionBanCal Corporation common stock issuable to the undersigned. Furthermore, the undersigned authorizes the Exchange Agent to follow any Election and to rely upon all representations, certifications and instructions contained in this Letter of Transmittal/Election Form. All authority conferred or agreed to be conferred in this Letter of Transmittal/Election Form is binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and is not affected by, and survives, the death or incapacity of the undersigned.

        Record holders of Business Bancorp common stock who are only nominees may submit a separate Letter of Transmittal/Election Form for each beneficial holder for whom that record holder is a nominee; provided, however, that at the request of UnionBanCal Corporation that record holder must certify to the satisfaction of UnionBanCal Corporation that the record holder holds those shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom a Letter of Transmittal/Election Form is submitted will be treated as a separate holder of Business Bancorp common stock, subject to the provisions concerning joint elections.

        Completing and returning this Letter of Transmittal/Election Form:

  a)
  DOES NOT HAVE THE EFFECT of casting a vote with respect to adoption of the Merger Agreement at the special meeting of shareholders of Business Bancorp. To vote on the Merger, please consult the proxy statement/prospectus; and

  b)
  WILL NOT RESULT IN PERFECTION of any dissenters' rights that may be available, as discussed in the proxy statement/prospectus under "The Merger—Dissenters' rights of appraisal."

Guarantee of Delivery
(to be used only as to Certificates not transmitted herewith)
(see Instruction 15)

The undersigned (check applicable box),

☐
a member of a registered national securities exchange,

☐
a member of the National Association of Securities Dealers, Inc., or

☐
a commercial bank or trust company in the United States,

guarantees to deliver to the Exchange Agent either all of the certificate(s) for Business Bancorp common stock to which this Letter of Transmittal/Election Form relates, or such of those certificates as are identified below, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Business Bancorp, no later than 5:00 p.m., Eastern Time, on the third NYSE trading day after the Election Deadline.

Certificate No.	Shares Represented by Each Certificate

☐
Check here if Business Bancorp common stock will be delivered via book-entry transfer to the Exchange Agent's account at DTC.

(Firm—Please Print)
(Authorized Signature)
(Address)
(Daytime Area Code & Telephone Number)
(Dated)

Special Issuance/Payment Instructions
(see Instructions 4 & 6)

        To be completed only if the check is to be made payable to, and/or the certificate(s) for UnionBanCal Corporation common stock is to be issued in the name of, someone other than the record holder(s) of Business Bancorp or the name of the record holder(s) needs to be corrected or changed.

Issue: ☐ Certificate        ☐ Check to:

Name:	(please print)
Address:
(include zip code)
Tax Identification Number or Social Security Number

Special Delivery Instructions
(see Instructions 4 & 6)

        To be completed only if the check is to be made payable to, and/or the certificate(s) for UnionBanCal Corporation common stock are to be issued in the name of, record holder(s) of the Business Bancorp common stock but are to be sent to another person or to an address other than as set forth beneath the record holder's signature on this Letter of Transmittal/Election Form.

Check or certificate(s) for UnionBanCal Corporation common stock to be delivered to*

Name:	(please print)
Address:
(include zip code)

* Please attach additional sheets if necessary.

Shareholder(s) Sign Here
(also complete Substitute Form W-9 below)

Please sign exactly as your name(s) appear(s) on your certificate(s). If this is a joint election, each person covered by this Letter of Transmittal/Election Form must sign personally.

A check(s) or certificate(s) for UnionBanCal Corporation common stock will be issued only in the name of the person(s) submitting this Letter of Transmittal/Election Form and will be mailed to the address set forth beneath the person's signature unless the Special Delivery or Special Issuance Instructions are completed.

(Signature(s) of owner(s)—see Instruction 5)
Dated:	, 200__
Social Security or other Tax Identification Number

If signature is by a person(s) other than the record holder(s) and in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person(s) acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.

Name:	(please print)
Capacity:
Address:	(include zip code)
Daytime Telephone Number:

Signature Guarantee
(if required by Instruction 4 or 6)
Apply signature guarantee medallion below

The undersigned hereby guarantees the signature(s) which appear(s) on this Election Form.

Dated:	, 200__
Name of eligible institution issuing Guarantee
Note:
In the event that the check and/or certificate representing UnionBanCal Corporation common stock is to be issued in exactly the name of the record holder as inscribed on the surrendered certificate(s), the surrendered certificate(s) need not be endorsed and no guarantee of the signature on this Letter of Transmittal/Election Form is required.

DIRECT REGISTRATION (BOOK ENTRY)
(See Instruction 5)

REGISTER SHARES TO:

Fill in this space ONLY if you do NOT want to receive STOCK CERTIFICATE(S) representing the UnionBanCal Corporation shares issued in exchange for any Business Bancorp common stock described above and would prefer that YOUR OWNERSHIP OF RECORD BE RECORDED SOLELY BY ELECTRONIC MEANS by the Exchange Agent upon UnionBanCal Corporation's books.

Name	(Type or Print)
Address	(Number and Street)
(City) (State) (Zip Code)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service
	PART 1—Tax Payer Identification Number—Please provide your TIN in the box at the right and certify by signing and dating below. If awaiting TIN, check box in Part 4 and certify by signing and dating below.	Social Security Number Or Employer Identification Number

Payer's Request for Taxpayer Identification Number ("TIN") and Certification	PART 2—Payees Exempt from Backup Withholding—Check the box if you are exempt from backup withholding. ☐

(Print Name) (Street Address) (City, State and Zip Code)	PART 3—Certification—Under the penalties of perjury, I certify that:
(1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),
(2) I am not subject to backup withholding either because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).

You must cross out item (iii) in Part (3) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

	Signature: _______________ Date: ________ , 2003	Part 4 TIN Applied For ☐

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY IN CERTAIN CIRCUMSTANCES RESULT IN BACKUP WITHHOLDING OF 28% OF ANY AMOUNTS PAID TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 4 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all payments made to me on account of the merger shall be retained until I provide a taxpayer identification number and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 28% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

Signature	Date

INSTRUCTIONS

        This Letter of Transmittal/Election Form is to be completed and submitted to the Exchange Agent prior to the Election Deadline by those holders of Business Bancorp common stock desiring to make an Election. It also may be used, following consummation of the merger, as a letter of transmittal to accompany the surrender of certificates representing Business Bancorp common stock to be exchanged for the merger consideration by holders of Business Bancorp common stock who do not complete and submit the Letter of Transmittal/Election Form prior to the Election Deadline.

        Holders of Business Bancorp common stock who do not complete and submit this Letter of Transmittal/Election Form prior to the Election Deadline cannot make an election. They will be deemed to have made a Non-Election and will receive merger consideration based on the results of the allocation procedures set forth in the Merger Agreement and described in the accompanying proxy statement/prospectus.

        Until a record holder's share certificate(s) or confirmation of a book-entry transfer of the shares into the Exchange Agent's account at DTC is received by the Exchange Agent at either of the addresses (or the facsimile number solely with respect to a Guarantee of Delivery) set forth on the front of this Letter of Transmittal/Election Form, together with any other documents the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent, the holder will not receive any certificate representing the Stock Consideration and/or check representing the Cash Consideration or check representing cash in lieu of fractional shares (if any) in exchange for the holder's stock certificate(s). No interest will accrue on the Cash Consideration or any cash in lieu of fractional shares. Holders of Business Bancorp common stock receiving Stock Consideration will be entitled to any dividends or other distributions (without interest) with respect to UnionBanCal Corporation common stock which have a record date and are paid after the effective time of the merger.

        1.    Time in Which to Make Election.    For an Election to be validly made with respect to Business Bancorp common stock owned by a holder, the Exchange Agent must receive, at either of the addresses set forth on the front of this Letter of Transmittal/Election Form, prior to the Election Deadline, this Letter of Transmittal/Election Form, properly completed and executed by the record holders, and accompanied by the certificates representing such Business Bancorp common stock, confirmation of a book-entry transfer of the shares at DTC contained in an "Agent's Message" or by a Guarantee of Delivery.

        Any shareholder whose Letter of Transmittal/Election Form and certificates (or confirmation of a book-entry transfer of the shares at the Exchange Agent's account at DTC or Guarantee of Delivery) are not so received will be deemed to have made a Non-Election.

        In the event Business Bancorp common stock certificate(s) covered by a Guarantee of Delivery are not received (or are not the subject of a confirmation of a book-entry transfer of the shares at the Exchange Agent's account at DTC contained in an "Agent's Message") within three New York Stock Exchange trading days after the Election Deadline, unless that deadline has been extended in accordance with the terms of the Merger Agreement, the holder thereof will be deemed to have made a Non-Election. As used herein, the term "Agent's Message" means a message, transmitted by DTC, and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant delivering the Business Bancorp common stock that such participant has received and agreed to be bound by this Letter of Transmittal/Election Form and that UnionBanCal Corporation may enforce such agreement against the participant.

        2.    Change or Revocation of Election.    Any holder of Business Bancorp common stock who has made an Election by submitting a letter of Transmittal/Election Form to the Exchange Agent may at

any time prior to the Election Deadline change that holder's Election by submitting to the Exchange Agent a revised Transmittal/Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of Business Bancorp common stock may at any time prior to the Election Deadline revoke the Election and withdraw the certificate(s) for the holder's Business Bancorp common stock deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. After the Election Deadline, a holder of Business Bancorp common stock may not change the Election and may not withdraw his or her certificate(s) unless the Merger Agreement is terminated.

        3.    Nominees.    Record holders of Business Bancorp common stock who are nominees only may submit a separate Letter of Transmittal/Election Form for each beneficial owner for whom the record holder is a nominee; provided, however, that at the request of UnionBanCal Corporation the record holder must certify to UnionBanCal Corporation's satisfaction that the record holder holds those shares of Business Bancorp common stock as nominee for the beneficial owner(s) thereof. Each beneficial owner for which a Letter of Transmittal/Election Form is submitted will be treated as a separate holder of Business Bancorp common stock.

        4.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal/Election Form if this Letter of Transmittal/Election Form is signed by the record holder(s) of the Business Bancorp common stock tendered herewith, and the certificate(s) representing UnionBanCal Corporation common stock and/or the check, if applicable, are to be issued to that record holder(s) without any correction or change in the name of the record holder(s). IN ALL OTHER CASES, ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL/ELECTION FORM MUST BE GUARANTEED. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program. Public notaries cannot execute acceptable guarantees of signatures.

        5.    Signatures on Letter of Transmittal/Election Form, Stock Powers and Endorsements.

        (a)   If this Letter of Transmittal/Election Form is signed by the record holder(s) of the certificate(s) tendered hereby without any alteration, variation, correction or change in the name of the record holder(s), the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever. In the event the name of the record holder(s) needs to be corrected or has changed (by marriage or otherwise), see Instruction 6.

        (b)   If any shares of Business Bancorp common stock tendered hereby are held of record by two or more joint holders, each of the joint holders must sign this Letter of Transmittal/Election Form.

        (c)   If this Letter of Transmittal/Election Form is signed by the record holder(s) of the stock certificate(s) listed and transmitted hereby, no endorsements of the certificate(s) or separate stock powers are required.

        (d)   If any surrendered certificates representing shares of Business Bancorp common stock are registered in different names on several stock certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal/Election Forms as there are different registrations of stock certificates.

        (e)   If this Letter of Transmittal/Election Form is signed by a person(s) other than the record holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder(s) appears on the certificate(s). Signatures on the certificate or stock powers must be guaranteed. See Instruction 4.

        (f)    If this Letter of Transmittal/Election Form or any stock certificate(s) or stock power(s) is signed by a person(s) other than the record holder(s) of the stock certificate(s) listed and the signer(s) is acting in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person(s) acting in a fiduciary or representative capacity, that person(s) must so indicate when signing and must submit proper evidence satisfactory to the Exchange Agent of authority to so act.

        6.    Special Issuance and Delivery Instructions; Direct Registration.    Unless instructions to the contrary are given in the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions," the certificate representing UnionBanCal Corporation common stock and/or the check to be distributed upon the surrender of Business Bancorp common stock pursuant to this Letter of Transmittal/Election Form will be issued in the name and mailed to the address of the record holder(s) set forth in the box entitled "Description of Business Bancorp Common Stock Surrendered."

        If the certificate and/or check are to be issued in the name of a person(s) other than the record holder(s) or if the name of the record holder(s) needs to be corrected or changed (because of marriage or otherwise), the box entitled "Special Issuance/Payment Instructions" must be completed.

        If the certificate and/or check are to be sent to a person(s) other than the record holder(s) or to the record holder(s) at an address other than that shown in the box entitled "Description of Business Bancorp Common Stock Surrendered," the box entitled "Special Delivery Instructions" must be completed.

        If the box entitled "Special Issuance Instructions" is completed, or the box entitled "Special Delivery Instructions" is completed other than for the sole purpose of changing the address of the record holder(s), the signature(s) of the person(s) signing this Letter of Transmittal/Election Form must be guaranteed. See Instruction 4.

        If you request Direct Registration instead of delivery to you of physical certificates, the shares to be issued to you will be recorded electronically on the books and records of UnionBanCal Corporation. You will receive confirmation of the issuance of the shares and will periodically receive by mail a statement of your account reflecting the number of shares you hold and including instructions on how to sell the shares, transfer the shares to a bank or broker or request that certificates be mailed to you.

        7.    Important Information Regarding Backup Withholding.    Under U.S. federal income tax law, the holder of Business Bancorp common stock must report and certify his or her social security or other taxpayer identification number and further certify that the holder is not subject to backup withholding due to notified underreporting and is a U.S. person (including a U.S. resident alien). Failure to complete the Substitute Form W-9 above could result in certain penalties as well as the required backup withholding of payments due to the holder. See the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions. If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from the Exchange Agent.

        8.    Inadequate Space.    If there is inadequate space to complete any box or to sign this Letter of Transmittal/Election Form, the information or signatures required to be provided must be set forth on additional sheets substantially in the form of the corresponding portion of this Letter of Transmittal/Election Form and attached to this Letter of Transmittal/Election Form.

        9.    Indication of Certificate Numbers and Shares.    This Letter of Transmittal/Election Form should indicate the certificate number(s) of the certificate(s) representing the Business Bancorp common stock covered hereby and the number of shares represented by each certificate.

        10.    Method of Delivery.    The method of delivery of all documents is at the option and risk of the holder of Business Bancorp common stock. If delivery is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. A GREEN return envelope is enclosed. It is suggested that this Letter of Transmittal/Election Form be hand delivered or mailed to the Exchange Agent as soon as possible. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when materials are actually received by the Exchange Agent.

        11.    Payment Will be Made by a Single Check or Certificate.    Normally, a single check and/or a single certificate representing UnionBanCal Corporation common stock will be issued; however, if for tax purposes or otherwise a holder wishes to have the certificates issued in particular denominations, explicit written instructions to the Exchange Agent should be provided. Holders participating in a joint election will receive a single check or share certificate for the holders' Business Bancorp common stock.

        12.    Lost Certificates.    If a certificate representing any of your Business Bancorp common stock is lost or stolen, complete and execute this Letter of Transmittal/Election Form Statement and forward it to the Exchange Agent along with a letter stating that the certificate(s) representing such stock is lost. The Exchange Agent will contact you with further instructions and with a request to submit further documentation. Upon confirming your status as a former Business Bancorp shareholder, the Exchange Agent will make payment of the merger consideration represented by lost certificates upon your delivery to the Exchange Agent of an appropriate surety bond (or other undertaking satisfactory to the UnionBanCal Corporation and the Exchange Agent in their reasonable discretion) and appropriate evidence of loss. UnionBanCal Corporation will use commercially reasonable efforts to cause the Exchange Agent to be provided with all information reasonably required by the Exchange Agent to verify your identity and the number of shares held buy you.

        13.    Non-Consummation of Merger.    Consummation of the merger is subject to the required approval of the shareholders of Business Bancorp, the receipt of all required regulatory approvals and the satisfaction of certain other conditions. No payments related to any surrender of this certificate(s) will be made prior to the consummation of the merger, and no payments will be made to shareholders if the Merger Agreement is terminated. If the Merger Agreement is terminated, all Elections will be void and of no effect, and Business Bancorp certificates submitted to the Exchange Agent will be returned to the persons submitting them as soon as practicable.

        14.    Voting Rights and Dividends.    In the event Business Bancorp were to declare a dividend after you have delivered your stock certificate(s), you would still be entitled to receive the dividend, which would be distributed either by Business Bancorp or a paying agent that it would appoint.

        15.    Guarantee of Delivery.    Holders of Business Bancorp common stock whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent or cannot complete the procedure for delivery of Business Bancorp common stock by book-entry transfer into the Exchange Agent's account at DTC prior to the Election Deadline, may deliver their Business Bancorp common stock by properly completing and duly executing a Guarantee of Delivery if:

  (1)
  the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States;

  (2)
  prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Letter of Transmittal/Election Form and any other documents required by the Letter of Transmittal/Election Form; and

  (3)
  the certificates for all shares of the Business Bancorp common stock covered by the Guarantee of Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such Business Bancorp common stock into the Exchange Agent's account at DTC), are received by the Exchange Agent within three NYSE trading days after the Election Deadline.

        If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made a Non-Election.

        16.    Construction.    All Elections will be considered in accordance with the terms and conditions of the Merger Agreement.

        All questions with respect to the Letter of Transmittal/Election Form (including, without limitation, questions relating to the timeliness, effectiveness or revocation of any election) will be resolved by UnionBanCal Corporation in its sole discretion and such resolution will be final and binding.

        With the consent of UnionBanCal Corporation, the Exchange Agent may (but is not required to) waive any immaterial defects or variances in the manner in which the Letter of Transmittal/Election Form has been completed and submitted so long as the intent of the holder of Business Bancorp common stock submitting the Letter of Transmittal/Election Form is reasonably clear. Neither the Exchange Agent nor UnionBanCal Corporation is under any obligation to provide notification of any defects in the deposit and surrender of any certificate(s) formerly representing shares of Business Bancorp common stock, nor shall the Exchange Agent or UnionBanCal Corporation be liable for any failure to give any such notification.

        17.    Miscellaneous.    No fraction of a share of UnionBanCal Corporation common stock will be issued upon the surrender for exchange of a certificate(s) for shares of Business Bancorp common stock. In lieu of fractional shares, an amount of cash determined under a formula set forth in the Merger Agreement will be paid by check.

        Completing and returning this Letter of Transmittal/Election Form:

  a)
  DOES NOT HAVE THE EFFECT of casting a vote with respect to adoption of the Merger Agreement at the special meeting of shareholders of Business Bancorp. To vote on the Merger Agreement, please consult the accompanying proxy statement/ prospectus; and

  b)
  WILL NOT RESULT IN PERFECTION of any appraisal rights that may be available, as discussed in the proxy statement/prospectus under "The Merger—Dissenters' rights of appraisal."

        18.    Questions and Requests for Information.    Questions and requests for information or assistance relating to this Letter of Transmittal/Election Form should be directed to MacKenzie Partners, Inc., as Information Agent, at (800) 322-2885. Additional copies of the proxy statement/prospectus and this Letter of Transmittal/Election Form may be obtained from Computershare Trust Company of New York by calling them at the telephone number set forth below.

The Exchange Agent is:
 COMPUTERSHARE TRUST COMPANY OF NEW YORK

Call Toll Free:
(800) 245-7630